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                                                                    EXHIBIT 16.1




March 16, 2001



Mr. John Hrobsky, President and Chief Executive Officer
Zaxis International Inc.
1890 Georgetown Road
Hudson, OH 44236

Dear Mr. Hrobsky:

This is to confirm that the client-auditor relationship between Zaxis International Inc. (Commission File Number 0-15476) and Ernst & Young LLP has ceased.

                                   Very truly yours,


                                   /s/ Ernst & Young LLP


Copy to Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549